Moody National Reit I, Inc. 8-K

EXHIBIT 10.3

ASSIGNMENT AND ASSUMPTION OF
NOTE PURCHASE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF NOTE PURCHASE AGREEMENT (this "Assignment") is made this 3rd day of June, 2011, but effective as of the 5th day of May, 2011, by and between MOODY NATIONAL REALTY COMPANY, L.P., a Texas limited partnership ("Assignor"), in favor of MNHP NOTE HOLDER, LLC, a Delaware limited liability company (Assignee").

RECITALS:

A.           Assignor is a party to that certain Note Purchase Agreement dated effective on or about March 31, 2011 (the "Agreement"), by and between Patriot Bank, a Texas banking association, as Seller (“Seller”), and Assignor, as Buyer, covering the sale of that certain Real Estate Lien Note (Non-Recourse) dated August 5, 2008, executed by Moody National HP Grapevine Trust, a Delaware statutory trust in the original principal balance of $13,000,000.00.

B.           Assignor desires to assign to Assignee, all of Assignor’s right, title and interest as buyer in, to and under the Agreement, and Assignee desires to accept the assignment thereof and assume Assignor's obligations thereunder.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants contained herein, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Assignor and Assignee agree as follows:

1.           Assignor does hereby SELL, GRANT, ASSIGN, TRANSFER, CONVEY, RELINQUISH AND SET OVER unto Assignee all of Assignor’s right, title and interest in and to the Agreement.

2.           Assignee, hereby accepts the foregoing assignment, agrees to assume and perform all the duties and obligations to be performed by the Buyer under the Agreement therein mentioned to the same extent as if Assignee had originally been named as the Buyer in that Agreement, and to indemnify and hold Assignor harmless for any liability for performance or nonperformance of the duties and obligations assumed by Assignee.  Assignee hereby assumes, jointly and severally with Assignor, all obligations of the Recipient (as such term is defined in that certain Confidentiality Agreement dated February 25, 2011 (the “Confidentiality Agreement”), between Seller and Assignor) under the Confidentiality Agreement as if Assignee were a named Recipient thereunder.

3.           This Assignment shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of Assignor and Assignee.

4.           This Assignment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Texas.

5.           This instrument may be executed in counterparts, each of which shall be deemed an original, but all of such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed, under seal, the day and year first written above.

ASSIGNOR: MOODY NATIONAL REALTY COMPANY, L.P., a Texas limited partnership

By:	Moody Realty Corporation,
a Texas corporation, its general partner

By:	/s/ Brett C. Moody
Name:	Brett C. Moody
Title:	President

ASSIGNEE: MNHP NOTE HOLDER, LLC, a Delaware limited liability company

By:	Moody National Operating Partnership I, L.P.,
a Delaware limited partnership,
its Manager

By:	Moody National REIT I, Inc.,
a Maryland corporation,
its General Partner

By:	/s/ Brett C. Moody
Name:	Brett C. Moody
Title:	CEO

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